SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement ☐ Definitive Proxy Statement ☒ Definitive Additional Materials	☐ Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

SAGENT TECHNOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Contact:	Patty Szoka Chief Accounting Officer Sagent 650.815.3258 pszoka@sagent.com

SAGENT SETS NEW SPECIAL STOCKHOLDERS MEETING DATE OF

SEPTEMBER 30, 2003 TO CONSIDER APPROVAL OF SALE OF ASSETS TO GROUP

1 SOFTWARE

Record Date for New Meeting Set at August 6, 2003

MOUNTAIN VIEW, Calif.—August 4, 2003—Sagent (Nasdaq: SGNT), a leading provider of enterprise business intelligence solutions, today announced that it has set September 30, 2003 as the new date for the special stockholders meeting to consider approval of the sale of substantially all of Sagent’s assets to Group 1 Software Inc. and Sagent’s subsequent dissolution. The special stockholders meeting will be held at 10:00 a.m. PST, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, at 650 Page Mill Road, Palo Alto, California.

Commenting on the events that necessitated the scheduling of a new stockholders meeting date, following the failure to obtain a quorum at the previous stockholders meeting, last adjourned on July 28, 2003, Sagent’s Chairman and CEO, Andre M. Boisvert, stated “it was certainly made clear to us by a 36:1 voting ratio, of those that chose to exercise their right to vote, that there is outstanding support by our stockholders to adopt the proposed sale of our operating assets to Group 1 Software Inc. and to subsequently dissolve the company, but the challenge of getting a quorum stemmed from the fact that the stockholders of the original date of record did not necessarily hold the stock at the time of the vote and therefore were not motivated to participate.” Boisvert added, “There was simply no real alignment between the individuals that had the right to vote and those who actually owned the shares at the time of the special stockholders meeting. My board colleagues and I sincerely believe that it is in the best interest of the actual stockholders to have adjourned the meeting and to call for a new special stockholders meeting at which point, we believe that there will be greater alignment between stock ownership and the right to vote.”

Sagent has fixed the close of business of August 6, 2003 as the new record date for determining stockholders entitled to notice of, and vote at, the Special Meeting of September 30, 2003. The stockholders will be able to vote by either returning their proxy card in the postage-prepaid envelope provided to them by our mailing agent or vote electronically as per the instructions contained in the proxy statements or simply vote telephonically by calling the toll free number of 1-888-897-6096.

At the meeting, the stockholders will be asked to vote on the following proposals:

1.	To approve the proposed sale of substantially all of Sagent’s assets to Group 1 Software, Inc., described in more detail in the proxy statement.

2.	To approve the Plan of Complete Liquidation and Dissolution of Sagent Technology, Inc.

3.	Following consummation of the asset sale in Proposal 1, to amend Sagent’s Amended and Restated Certificate of Incorporation to remove the name “Sagent”.

4.	To transact such other business as may properly come before the Special Meeting and any adjournments thereof.

If the sale of the assets and dissolution is approved at the special stockholders meeting, the closing of the sale will be held promptly following the stockholders meeting, and the dissolution is expected to be completed by early 2004, at which point distribution would be paid out to the shareholders as described in the proxy statement. If the sale of assets and dissolution is not approved at the special stockholders meeting, the $9 million loan from Group 1 will be due on September 30, 2003, and Sagent will not be in a position to make the payment. At that point, Group 1 would be in a position to declare an event of default, exercise its remedies as a secured creditor and commence a foreclosure sale. If this were to happen, it is uncertain what amount, if any, would be received upon the sale of our assets and if there would be any funds available to distribute to stockholders.

Additional Information

Sagent will file a proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission (SEC). Stockholders of Sagent are urged to read the proxy statement and any other relevant documents when they become available because they contain important information. Investors and security holders can obtain free copies of the proxy statement and other relevant documents by contacting Sagent Technology, Inc., 800 West El Camino Real Suite 300, Mountain View, CA 94040 or at Sagent’s web site at www.sagent.com. In addition, documents filed with the SEC by Sagent are available free of charge at the SEC’s web site at www.sec.gov.

Sagent has fixed the close of business on August 6, 2003 as the record date for determining stockholders entitled to notice of, and vote at, the Special Meeting. Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of Sagent in connection with the transaction, and their direct and indirect interests, by security holding or otherwise, in the solicitation will be set forth in the proxy statement to be filed by Sagent with the SEC.

About Sagent

Sagent’s patented technology fundamentally changes the way that data warehouses are built and accessed. Sagent’s unique data flow server enables business users to easily extend the structure of a data warehouse with new analytics that support immediate business needs. This technology is at the core of Sagent’s ETL, EII and business intelligence solutions, as well as multiple partner solutions that address the needs of specific vertical and functional application areas. Sagent has more than 1,500 customers worldwide, including: AT&T, Boeing Employees Credit Union, BP Amoco, Carrefour, Citibank, Diageo, Heineken, Kawasaki, Kemper National Insurance, La Poste, NTT-DoCoMo, Siemens, and Singapore Telecom. Key partners include Advent Software, Cap Gemini Ernst & Young, HAHT Commerce, Hyperion, Microsoft, Satyam, Sun Microsystems, and Unisys. Sagent is headquartered in Mountain View, California. For more information about Sagent, please visit www.sagent.com.

Forward Looking Statements

Some of the statements contained in this release, including the statements regarding the timing of the new stockholders meeting, expected levels of stockholder participation in the new stockholders meeting and the potential outcomes if the asset sale and dissolution are not approved by the stockholders are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are neither promises nor guarantees, but involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those set forth or reflected in the forward looking statements.

Editor’s Note: Sagent and Centrus are trademarks of Sagent Technology, Inc. All other trademarks are the property of their respective owners.